Exhibit 99.2

R.J. REYNOLDS TOBACCO HOLDINGS, INC.
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Certification of Chief Financial Officer Pursuant to 18 U.S.C. §1350
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     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, the undersigned, Richard H. Bogan, Chief Financial Officer, of R.J. Reynolds Tobacco Holdings, Inc. (“RJR”), hereby certifies, to his knowledge, that:

1)	RJR’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RJR’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of RJR.

     EXECUTED this 15th day of May, 2003.

/s/ Richard H. Bogan

Richard H. Bogan, Executive Vice President and
Chief Financial Officer of
R.J. Reynolds Tobacco Holdings, Inc.